Exhibit 99.1

INSTINET GROUP ANNOUNCES SECOND QUARTER 2004 RESULTS

NEW YORK, July 26, 2004 – Instinet Group Incorporated (Nasdaq: INGP) today announced net income of $8 million or $0.03 per share for the second quarter of 2004 compared to a net loss of $5 million or $(0.02) per share for the second quarter of 2003 and net income of $19 million or $0.06 per share for the first quarter of 2004. The second quarter 2004 results included a $7 million gain related to the mutual release by Instinet Group, Zone Trading Partners and affiliated parties of execution obligations, a write-off of fixed assets of $2 million and a severance charge of $4 million. Excluding these items and their related tax effect, pro forma operating income for the second quarter of 2004 was $8 million, or $0.03 per share compared to a pro forma operating loss of $2 million or $0.00 per share for the second quarter of 2003 and pro forma operating income of $13 million, or $0.04 per share for the first quarter of 2004.1

Edward J. Nicoll, Chief Executive Officer of Instinet Group, commented, “We had a good second quarter considering weaker U.S. and European equity markets and our business again returned a profit. Instinet, the Unconflicted Institutional Broker, added to its Pure Block Trading Solution by introducing its Intra-Day Cross (IDX) during the quarter while INET, the electronic marketplace, maintained its 25% market share. Despite weak market conditions and a competitive environment, Instinet Group continues to be profitable while we serve our clients in the lowest cost and most efficient way possible while at the same time maintaining our focus on their interests.”

Financial Performance

Instinet Group

Revenues

Total consolidated revenues for Instinet Group, net of interest, were $280 million for the second quarter of 2004, level with second quarter of 2003 and down 11% from the first quarter 2004.

Expenses

Total expenses for the second quarter of 2004 were $265 million, down 7% from the second quarter of 2003 and down 5% from the first quarter of 2004.

Cost of revenues were $158 million, 9% lower than the first quarter of 2004 primarily due to decreased transaction volumes. Cost of revenues as a percentage of total revenues, net increased to 56% from 55% in the previous quarter primarily due to increased routed share transaction volume at INET, our electronic marketplace.

[1]	See table titled “Reconciliation of Pro Forma Operating Results for 2Q04

Direct expenses were $114 million for the second quarter of 2004, down 2% from the first quarter of 2004.

•	Compensation and benefits expense was $56 million in the second quarter of 2004 down 6% from the previous quarter primarily due to lower variable compensation associated with lower profitability and lower revenues and a decline in our employee base, offset by a $4 million increase in severance expense.

•	Communications and equipment expense was $17 million, down 22% from the previous quarter, primarily due to lower client communication and equipment costs.

•	Depreciation and amortization expense was $16 million, up 5% from the previous quarter primarily due to a $2 million write-off of fixed assets.

•	Professional fees were $8 million, up $3 million from the previous quarter primarily due to higher consultant and legal fees.

At June 30, 2004, Instinet Group had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $742 million, total assets of approximately $1.9 billion, and shareholders’ equity of approximately $1 billion. There were approximately 332 million shares of common stock outstanding. Instinet Group employed 1,090 persons at June 30, 2004, down 3% from March 31, 2004. Our headcount at June 30, 2004 included 914 employees from Instinet, 71 employees from INET and 105 employees from Instinet Group.

John F. Fay, Chief Financial Officer of Instinet Group, commented, “Instinet Group posted lower earnings compared to its first quarter primarily due to weaker market volumes. Despite an extremely competitive marketplace, our second quarter income marks our second consecutive profitable quarter and the realization of our past restructuring efforts.”

Business Segments2

Instinet, the Unconflicted Institutional Broker

•	Instinet reported a net loss before income taxes of $3 million for the second quarter of 2004, compared to net income of $18 million from the first quarter of 2004.

•	Instinet’s customers traded an average of 102 million shares a day in the second quarter of 2004 down 9% from 112 million shares a day during the first quarter of 2004. Average daily consideration in non-U.S. equities for the second quarter of 2004 was $896 million, a 4% decrease from the first quarter of 2004.

[2]	See also table titled “Statements of Operations – Segments” on our website at www.investor.instinetgroup.com under the headings “Investor Relations”.

•	Total revenues, net of interest, were $173 million for the second quarter of 2004, down 13% compared to the first quarter of 2004, primarily due to weaker U.S and non-U.S equity market volumes.

•	Cost of revenues as a percentage of total transaction fees were 47% in the second quarter of 2004 compared to 45% in the first quarter of 2004.

•	Gross margin of $93 million for the second quarter of 2004 was $17 million, or 16%, lower than the first quarter of 2004.

•	Direct expenses of $96 million for the second quarter of 2004 were up 4% from the first quarter of 2004.

Business Highlights

•	Instinet launched its U.S. securities Intra-Day Cross (IDX), which offers automatic matching of orders at a specified price. IDX complements our existing block trading solutions - Continuous Block Crossing (CBX) and End of Day Cross (EDX).

•	Last week Instinet announced the creation of an independent research partnership named “Instinet Research Partners.” Beginning with four non-traditional independent research firms, this network of firms uses primary research techniques to provide institutional investors with objective analysis and insight on various companies and sectors. Each partner covers a separate sector, and Instinet will exclusively offer its reports to its institutional clients.

INET, the electronic marketplace

•	INET reported net income before income taxes of $11 million for the second quarter of 2004, up $5 million, or 82% from the first quarter of 2004.

•	INET reported a NASDAQ-listed equity share volume of 433 million shares per day in the second quarter of 2004, down 15% from the previous quarter. INET’s share of the total market in NASDAQ-listed equity trading was 25.0% in the second quarter of 2004, consistent with the previous quarter.

•	Total revenues, net of interest, were $112 million, 7% lower than the previous quarter primarily due to lower overall average daily matched volumes in the second quarter of 2004 compared to the first quarter of 2004.

•	Cost of revenues as a percentage of total transaction fees were 74% in the second quarter of 2004 compared to 75% in the first quarter of 2004.

•	Gross margin was $30 million for the second quarter of 2004, 3% lower than the previous quarter.

•	Direct expenses of $18 million for the second quarter of 2004 were down $6 million or 24% from the first quarter of 2004.

Webcast

Instinet Group will webcast a conference call to discuss its second quarter results at 11:00 a.m. New York time on July 27th at http://www.investor.instinetgroup.com. A replay will be available at the same address following the call.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, the Unconflicted Institutional Broker, and Inet ATS, Inc., the electronic marketplace.

•	Instinet, the Unconflicted Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet’s electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds. Lynch, Jones & Ryan, Instinet Group’s commission recapture subsidiary, and Instinet Clearing Services, Inc., Instinet Group’s clearing broker, are also a part of Instinet.

•	INET, the electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

# # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

©2004 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet Group Incorporated is part of the Reuters family of companies. Instinet, LLC (branded Instinet, the Unconflicted Institutional Broker), member NASD/SIPC; Inet ATS, Inc. (branded INET), member NASD/NSX/SIPC; Lynch, Jones & Ryan, Inc., member NASD/SIPC; and Instinet Clearing Services, Inc., member NASD/SIPC, are subsidiaries of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group’s Annual Report on Form 10-K for the fiscal year ended December 31,2003, and other documents filed with the SEC and available on the Company’s website at www.investor.instinetgroup.com.

Instinet Group Incorporated

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue
Transaction fees	$276,600	$309,916	$275,909	$586,516	$531,133

Interest income	4,250	4,420	6,651	8,670	12,998
Interest expense	(806)	(1,062)	(2,106)	(1,868)	(4,217)

Interest income, net	3,444	3,358	4,545	6,802	8,781

Total revenues, net	280,044	313,274	280,454	593,318	539,914

Cost of Revenues
Soft dollar and commission recapture	53,103	60,100	49,604	113,203	98,662
Broker-dealer rebates	62,388	68,147	58,630	130,535	109,050
Brokerage, clearing and exchange fees	42,321	44,404	33,446	86,725	67,471

Total cost of revenues	157,812	172,651	141,680	330,463	275,183

Gross margin	122,232	140,623	138,774	262,855	264,731

Direct Expenses
Compensation and benefits	55,844	59,533	60,749	115,377	124,733
Communications and equipment	16,950	21,642	31,617	38,592	62,337
Depreciation and amortization	15,855	15,037	23,534	30,892	47,608
Occupancy	9,260	9,307	13,175	18,567	29,633
Professional fees	8,172	5,017	7,228	13,189	13,566
Marketing and business development	5,302	3,322	3,480	8,624	6,261
Other	2,830	2,876	6,301	5,706	12,050

Total direct expenses	114,213	116,734	146,084	230,947	296,188

Contractual settlement	(7,250)	—	—	(7,250)	—
Investments	—	(4,674)	(2,841)	(4,674)	18,837
Insurance recovery	—	(5,116)	—	(5,116)	(5,000)

Total expenses	264,775	279,595	284,923	544,370	585,208

Income (loss) from continuing operations before income taxes	15,269	33,679	(4,469)	48,948	(45,294)
Income tax provision (benefit)	6,827	14,865	732	21,692	(5,775)

Net income (loss)	$8,442	$18,814	$(5,201)	$27,256	$(39,519)

NET INCOME (LOSS) PER SHARE - BASIC & DILUTED

Net income (loss) per share	$0.03	$0.06	$(0.02)	$0.08	$(0.12)

Weighted average shares outstanding - basic	332,282	331,241	330,841	331,765	330,803
Weighted average shares outstanding - diluted	335,119	334,388	330,841	334,713	330,803

Instinet Group Incorporated

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002
Revenue
Transaction fees	$276,600	$309,916	$279,708	$268,210	$275,909	$255,224	$278,441	$263,917	$269,933
Interest income	4,250	4,420	5,899	4,931	6,651	6,347	8,546	10,699	11,958
Interest expense	(806)	(1,062)	(2,283)	(1,237)	(2,106)	(2,111)	(2,776)	(3,185)	(3,403)

Interest income, net	3,444	3,358	3,616	3,694	4,545	4,236	5,770	7,514	8,555

Total revenues, net	280,044	313,274	283,324	271,904	280,454	259,460	284,211	271,431	278,488

Cost of Revenues
Soft dollar and commission recapture	53,103	60,100	58,817	54,894	49,604	49,058	50,161	51,824	61,738
Broker-dealer rebates	62,388	68,147	54,507	53,552	58,630	50,420	56,601	39,004	25,503
Brokerage, clearing and exchange fees	42,321	44,404	37,275	35,553	33,446	34,025	36,994	42,079	33,767

Total cost of revenues	157,812	172,651	150,599	143,999	141,680	133,503	143,756	132,907	121,008

Gross margin	122,232	140,623	132,725	127,905	138,774	125,957	140,455	138,524	157,480

Direct Expenses
Compensation and benefits	55,844	59,533	51,079	51,450	60,749	63,984	60,745	63,809	70,989
Communications and equipment	16,950	21,642	20,890	24,917	31,617	30,720	36,604	26,620	29,187
Depreciation and amortization	15,855	15,037	18,500	22,408	23,534	24,074	24,659	16,712	17,930
Occupancy	9,260	9,307	12,122	12,567	13,175	16,458	16,158	12,223	13,595
Professional fees	8,172	5,017	8,611	5,739	7,228	6,338	7,820	5,110	6,646
Marketing and business development	5,302	3,322	7,483	2,958	3,480	2,781	3,756	2,451	7,480
Other	2,830	2,876	2,300	4,491	6,301	5,749	13,783	6,714	13,449

Total direct expenses	114,213	116,734	120,985	124,530	146,084	150,104	163,525	133,639	159,276

Restructuring	—	—	59,497	—	—	—	62,405	955	42,410
Goodwill and intangible asset impairment	—	—	21,668	—	—	—	—	551,991	—
Contractual settlement	(7,250)	—	—	—	—	—	—	—	—
Investments	—	(4,674)	(10,268)	667	(2,841)	21,678	19,878	20,336	13,181
Insurance recovery	—	(5,116)	(2,492)	(2,989)	—	(5,000)	—	—	—

Total expenses	264,775	279,595	339,989	266,207	284,923	300,285	389,564	839,828	335,875

Income (loss) from continuing operations before income taxes and discontinued operations	15,269	33,679	(56,665)	5,697	(4,469)	(40,825)	(105,353)	(568,397)	(57,387)
Income tax provision (benefit)	6,827	14,865	(18,331)	1,652	732	(6,507)	6,690	(39,958)	(14,117)

Income (loss) from continuing operations before discontinued operations	8,442	18,814	(38,334)	4,045	(5,201)	(34,318)	(112,043)	(528,439)	(43,270)

Discontinued operations:
Loss from operations of fixed income business	—	—	—	—	—	—	(412)	—	(23,581)
Income tax benefit	—	—	—	—	—	—	252	—	6,946

Net income (loss)	$8,442	$18,814	$(38,334)	$4,045	$(5,201)	$(34,318)	$(112,203)	$(528,439)	$(59,905)

Basic and diluted:
Earnings (loss) per share	$0.03	$0.06	$(0.12)	$0.01	$(0.02)	$(0.10)	$(0.34)	$(2.05)	$(0.24)

Note: Results for Island Holding Company, Inc. are included subsequent to 9/20/02.

Instinet Group Incorporated

Operating Data

(Unaudited)

	Three Months Ended
	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
U.S. Market
Trade Days	62	62	64	64	63	61
Average daily NASDAQ-listed equity share volume (millions)	1,735	2,030	1,757	1,730	1,788	1,459
Average daily U.S. exchange-listed equity share volume (millions)	2,072	2,262	1,920	1,884	2,012	1,894

Average daily U.S. equity share volume (millions)	3,807	4,292	3,677	3,614	3,800	3,353

Total U.S. equity share volume (millions)	236,023	266,109	235,306	231,311	239,387	204,545

Instinet, the Unconflicted Institutional Broker
A. U.S. Equities [1]
Our total average daily volume (million shares)	102	112	108	99	96	90
Our share of total market	2.7%	2.6%	2.9%	2.7%	2.5%	2.7%

Our average daily volume (million shares) - Institutional and Crossing	78	90	84	78	79	76
Average amount charged to client per share (cents per share) [2] - Institutional and Crossing	1.50	1.50	1.47	1.52	1.57	1.52

Our average daily volume (million shares) - Institutional Correspondents	24	22	24	21	17	14
Average amount charged to client per share (cents per share) [2] - Institutional Correspondents	0.08	0.11	0.09	0.11	0.09	0.05

B. Non-US Equities [3]
Our average daily consideration (millions)	$896	$932	$609	$649	$666	$783
Average basis points charged to client per consideration traded	5.1	5.3	5.9	6.2	5.7	5.1
INET, the Electronic Marketplace
A. Our Matched Average Daily Volume [4]
Our NASDAQ-listed equity share volume (million shares)	433	508	414	413	465	402
Our share of total market	25.0%	25.0%	23.6%	23.8%	26.0%	27.5%

Our U.S. exchange-listed equity share volume (million shares)	71	62	52	47	52	56
Our share of total market	3.4%	2.8%	2.7%	2.5%	2.6%	3.0%

Our total U.S. equity share volume (million shares)	504	570	466	460	517	458
Our share of total market	13.2%	13.3%	12.7%	12.7%	13.6%	13.6%

B. Our Routed Average Daily Volume (million shares) [5]	115	91	65	30	28	21

Headcount [6]	1,090	1,126	1,210	1,259	1,311	1,428

[1]	Instinet average daily U.S. equity share volume is counted as the sum of our customers’ share volume per side related to a trade. For example a matched trade where one customer buys 100 shares and the other sells 100 shares is counted as 200 shares; if the buy or sell order were routed out, we would count 100 shares on the customer side.

Institutional and Crossing comprise of certain U.S. buy-side clients, all of the clients of Lynch, Jones & Ryan and our international business. They include fund managers, pension plans, hedge funds and other clients. Crossing includes order flow from both buy-side and sell-side clients who execute though our after hours cross. Institutional Correspondents represent our direct market access U.S. buy-side clients.

[2]	The amount charged per share is the average cents per share charged net of soft dollar and commission recapture expenses.
[3]	Commissions on international transactions are presented as basis points (one hundred of one percent) of the total value (consideration) of the transaction.
[4]	In computing our U.S. share volume for INET in either NASDAQ-listed or U.S. exchange-listed equities, we count the customer share volume on one side of the matched trade. Matched volume reflects transactions where the buyer and seller are matched on INET.

For example, where a customer sells 100 shares to another customer as a matched trade, we count 100 shares. INET share volume includes transactions sent to it by Instinet, the Institutional Broker and prior quarters have been recalculated to include this volume.

In computing our total market share, our numerator share volume is counted as described above for each market where we disclose a market share statistic. The denominator for NASDAQ market share is total NASDAQ share volume as published by NASDAQ. For U.S. exchange-listed market share, the denominator is the total share volume of U.S. listed markets obtained from a widely recognized market data vendor. Listed markets include the New York Stock Exchange, American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, National Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange. Historical amounts may be restated due to updates of volume information from these sources.

[5]	Routed volume reflects transactions where the trade was not matched on INET.
[6]	Instinet Group headcount is as of the end of the reporting period.

Instinet Group Incorporated

Statements of Operations - Instinet, the Unconflicted Institutional Broker Segment Trend

(In thousands)

(Unaudited)

	Three Months Ended
	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
Revenue
Transaction fee	$162,905	$185,412	$174,153	$165,903	$161,996	$154,527
Clearing revenue	6,731	10,390	8,272	7,329	6,295	5,270

Total transaction fees	169,636	195,802	182,425	173,232	168,291	159,797

Interest income, net	3,001	3,143	3,095	3,586	4,419	4,127

Total revenues, net	172,637	198,945	185,520	176,818	172,710	163,924

Cost of Revenues
Soft dollar and commission recapture	53,103	60,100	58,817	54,894	49,604	49,058
Brokerage, clearing and exchange fees	26,825	28,645	24,624	27,568	26,311	26,153

Total cost of revenues	79,928	88,745	83,441	82,462	75,915	75,211

Gross margin	92,709	110,200	102,079	94,356	96,795	88,713

Direct Expenses
Compensation and benefits	47,647	45,141	42,092	39,516	39,466	47,227
Communications and equipment	14,957	16,531	14,678	19,536	27,373	26,137
Depreciation and amortization	13,206	12,040	13,347	13,530	13,998	14,891
Occupancy	7,862	8,206	6,360	6,838	6,830	7,538
Professional fees	4,925	3,016	5,410	3,066	4,683	3,819
Marketing and business development	3,068	2,789	6,973	1,528	1,480	1,791
Other	2,799	2,405	3,755	2,223	2,456	3,832
Technology service company charges	(6,664)	(8,146)	(7,973)	(7,491)	(8,834)	(8,833)
Corporate overhead charges	8,058	10,474	10,672	14,012	21,340	19,074

Total direct expenses	95,858	92,456	95,314	92,758	108,792	115,476

Total expenses	175,786	181,201	178,755	175,220	184,707	190,687

Net income (loss) from continuing operations before income taxes	$(3,149)	$17,744	$6,765	$1,598	$(11,997)	$(26,763)

Instinet Group Incorporated

Statements of Operations - INET, the Electronic Marketplace Segment Trend

(In thousands)

(Unaudited)

	Three Months Ended
	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
Revenue
Transaction fees	$111,059	$119,799	$101,668	$99,278	$111,736	$98,607

Interest income, net	443	215	521	108	126	109

Total revenues, net	111,502	120,014	102,189	99,386	111,862	98,716

Cost of Revenues
Broker-dealer rebates	62,388	68,147	54,507	53,552	58,630	50,420
Brokerage, clearing and exchange fees	19,591	21,444	17,036	12,285	11,253	11,052

Total cost of revenues	81,979	89,591	71,543	65,837	69,883	61,472

Gross margin	29,523	30,423	30,646	33,549	41,979	37,244

Direct Expenses
Compensation and benefits	3,072	3,808	4,660	4,024	3,565	4,334
Communications and equipment	1,501	4,343	5,349	4,453	3,419	3,611
Depreciation and amortization	2,411	2,583	4,027	7,014	7,160	7,382
Occupancy	384	569	1,819	1,203	1,225	1,818
Professional fees	603	277	899	704	228	374
Marketing and business development	1,346	722	226	39	42	43
Other	(502)	(123)	(2,854)	1,747	3,630	1,368
Technology service company charges	6,664	8,146	7,973	7,491	8,834	8,833
Corporate overhead charges	2,876	3,953	3,572	5,097	9,189	6,865

Total direct expenses	18,355	24,278	25,671	31,772	37,292	34,628

Total expenses	100,334	113,869	97,214	97,609	107,175	96,100

Net income from continuing operations before income taxes	$11,168	$6,145	$4,975	$1,777	$4,687	$2,616

Instinet Group Incorporated

Statement of Operations - Segments 1

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2004
	Instinet	INET	Eliminations	Corporate	Total
Revenue
Transaction fees	$169,636	$111,059	$(4,095)	—	$276,600
Interest income, net	3,001	443	—	—	3,444

Total revenue, net	172,637	111,502	(4,095)	—	280,044

Cost of revenues
Soft dollar and commission recapture	53,103	—	—	—	53,103
Broker-dealer rebates	—	62,388	—	—	62,388
Brokerage, clearing and exchange fees	26,825	19,591	(4,095)	—	42,321

Total cost of revenues	79,928	81,979	(4,095)	—	157,812

Gross margin	92,709	29,523	—	—	122,232

Direct Expenses
Compensation and benefits	47,647	3,072	—	5,125	55,844
Communications and equipment	14,957	1,501	—	492	16,950
Depreciation and amoritization	13,206	2,411	—	238	15,855
Occupancy	7,862	384	—	1,014	9,260
Professional fees	4,925	603	—	2,644	8,172
Marketing and business development	3,068	1,346	—	888	5,302
Other	2,799	(502)	—	533	2,830
Technology service company charges	(6,664)	6,664	—	—	—
Corporate overhead charges	8,058	2,876	—	(10,934)	—

Total direct expenses	95,858	18,355	—	—	114,213

Contractual settlement	—	—	—	(7,250)	(7,250)

Total expenses	175,786	100,334	(4,095)	(7,250)	264,775

Net income from continuing operations before income taxes	$(3,149)	$11,168	$—	$7,250	$15,269

[1]	See also table titled “Statements of Operations - Segments” on our website at www.investor.instinetgroup.com under the heading “Investor Relations” for historical data.

Instinet Group Incorporated

Reconciliation of Pro Forma Operating Results for 2Q04

(In thousands, except per share amounts)

(Unaudited)

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States (“non-GAAP”). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financial measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financial measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below.

Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, contractual settlements, fixed asset write-offs, goodwill impairment, insurance recoveries, and the related tax effects of those items. The following schedule reconciles our pro forma net income (loss) to our GAAP financial results:

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Total revenues, net, as reported	$280,044	$313,274	$280,454	$593,318	$539,914

Total expenses, as reported	264,775	279,595	284,923	544,370	585,208
Severance included in compensation and benefits	(3,688)	—	(7,938)	(3,688)	(17,084)
Real estate abandonment costs included in occupancy	—	—	—	—	(2,333)
Fixed asset write-off in depreciation and amortization	(2,018)	—	—	(2,018)	—
Contractual settlement	7,250	—	—	7,250	—
Investments	—	4,674	2,841	4,674	(18,837)
Insurance recovery	—	5,116	—	5,116	5,000

Pro forma operating expenses	266,319	289,385	279,826	555,704	551,954

Pro forma income (loss) before income taxes	13,725	23,889	628	37,614	(12,040)

Income tax provision (benefit), as reported	6,827	14,865	732	21,692	(5,775)
Tax effect of pro forma adjustments	(1,495)	(4,308)	1,413	(5,803)	14,632

Pro forma provision for income taxes	5,332	10,557	2,145	15,889	8,857

Net income (loss), as reported	8,442	18,814	(5,201)	27,256	(39,519)
Net effect of pro forma adjustments	(49)	(5,482)	3,684	(5,531)	18,622

Pro forma net income (loss)	$8,393	$13,332	$(1,517)	$21,725	$(20,897)

Earnings (loss) per share - basic and diluted, as reported	$0.03	$0.06	$(0.02)	$0.08	$(0.12)
Net effect of pro forma adjustments	—	(0.02)	0.02	(0.02)	0.06

Pro forma earnings (loss) per share - basic and diluted	$0.03	$0.04	$—	$0.06	$(0.06)

Weighted average shares outstanding - basic	332,282	331,241	330,841	331,765	330,803
Weighted average shares outstanding - diluted	335,119	334,388	330,841	334,713	330,803